Exhibit 99.1

HarborOne Bancorp, Inc. Announces 2018 Fourth Quarter Earnings

Contact: Linda Simmons, SVP, CFO

Brockton, Massachusetts (January 25, 2019): HarborOne Bancorp, Inc. (the “Company” or “HarborOne”) (NASDAQ: HONE), the holding company for HarborOne Bank (the “Bank”), announced net income of $111,000, or $0.00 basic and diluted earnings per share for the fourth quarter of 2018, compared to $5.9 million, or $0.19 per basic and diluted share, for the prior quarter and net income of $1.6 million, or $0.05 per basic and diluted share, for the same quarter last year. For the year ended December 31, 2018 net income was $11.4 million, or $0.36 per basic and diluted share, as compared to $10.4 million, or $0.33 per basic and diluted share, for the same period last year.

Quarterly and annual earnings for 2018 were significantly impacted by the Coastway Bancorp, Inc. (“Coastway”) acquisition, which closed on October 5, 2018, resulting in merger expenses of $3.8 million and $5.1 million, respectively. Excluding merger expenses, net income for the three months and year ended December 31, 2018 was $3.0 million, or $0.09 per basic and diluted share and $15.3 million, or $0.49 per basic and diluted share, respectively.

Selected highlights:

•	Sustained commercial loan growth
•	14 basis point net interest margin improvement quarter over quarter
•	Net interest income expands $14.6 million, or 19.6% year over year

“Our organic commercial loan growth and recent acquisition of Coastway has provided year over year net interest income expansion, as we continue to maintain strong credit quality, said James W. Blake, CEO. We look forward to continuing our momentum as we expand our New England franchise through new branches, product development and brand awareness.”

Net Interest Income

The Company’s net interest and dividend income was $26.8 million for the quarter ended December 31, 2018, up $5.7 million, or 26.8%, from $21.1 million for the quarter ended September 30, 2018 and up $7.4 million, or 37.9%, from $19.4 million for the quarter ended December 31, 2017. The tax-equivalent interest rate spread and net interest margin on a fully tax equivalent basis were 3.00% and 3.26%, respectively, for the quarter ended December 31, 2018 compared to 2.87% and 3.12%, respectively, for the quarter ended September 30, 2018 and 2.90% and 3.07%, respectively, for the quarter ended December 31, 2017.

The increase in net interest income from the previous quarter reflects a $9.1 million, or 32.6%, increase in total interest and dividend income partially offset by an increase of $3.4 million, or 50.6% in total interest expense. Compared to the prior quarter, interest and dividend income was positively impacted by the Coastway acquisition and organic commercial loan growth. Interest on loans in the fourth quarter of 2018 includes $900,000 in accretion income of the Coastway loans’ fair value discount and $338,000 in prepayment penalties on commercial loans. Prepayment penalties in the previous quarter were $233,000. The yield on loans was 4.63% for the quarter ended December 31, 2018 compared to 4.30% for the quarter ended September 30, 2018. The increase in interest expense is due to acquisition of Coastway deposits and an increase in higher cost money market balances driving a 14 basis point increase in the cost of interest-bearing deposits, and an increase in average FHLB advances of $181.6 million and a 42 basis point increase in the cost of those funds, primarily reflecting the Coastway borrowings acquired.

The increase in net interest income from the prior year quarter reflects a $13.1 million, or 55.1%, increase in total interest and dividend income and an increase of $5.8 million, or 131.5%, in total interest expense. The increases largely reflect the impact of the Coastway acquisition. Also positively impacting interest and dividend income is the Company’s commercial loan growth and an increase in the yield on loans to 4.63% from 3.94%, primarily driven by commercial loan growth as well as higher rates on commercial loans. This is partially offset by the increase in total interest expense primarily due to an increase in average interest-bearing deposits of $496.8 million with a 56 basis point increase in the cost of those funds and a $191.6 million increase in average borrowings with a 74 basis point increase in the cost of those funds. The increase in deposits reflects the Coastway acquired deposits and organic deposit growth in money market and term certificates of deposits.

Noninterest Income

Noninterest income decreased to $11.7 million for the quarter ended December 31, 2018, down $2.0 million, or 14.6%, from the quarter ended September 30, 2018. The decrease is primarily due to a decrease in mortgage banking income of $2.9 million and other income of $584,000. Results of HarborOne Mortgage, LLC (“HarborOne Mortgage”) were down compared to the third quarter.  Lower mortgage banking income reflects industry wide conditions, including lack of inventory and lower refinancing activity due to higher mortgage rates. We expect these headwinds to continue into 2019. Other mortgage banking income decreased $1.5 million primarily reflecting the decrease in mortgage origination volumes. Additionally mortgage servicing rights fair value decreased $1.4 million. The decrease in other income is primarily due to a decrease of $621,000 in swap fee income.  The decreases were partially offset by recognition of a $746,000 death benefit through bank-owned life insurance income and a $705,000 increase in deposit account fees reflecting the added Coastway accounts.

Noninterest income decreased $2.5 million or 17.7%, as compared to the quarter ended December 31, 2017. Mortgage banking income decreased $3.1 million, or 33.8%, and other income decreased $967,000, partially offset by an increase of $757,000 in bank owned life insurance income from the above mentioned death benefit and an increase in deposit account fee income of $784,000.  Mortgage banking income decreased compared to the prior year quarter due to lower mortgage originations in 2018, primarily as a result of higher residential mortgage interest rates, low housing inventories and reduced refinancing volume. Additionally, mortgage servicing rights fair value decreased $1.7 million. The decrease in other income compared to prior year quarter is primarily due to a $1.2 million reversal of contingent consideration in 2017 and no such transaction in 2018.

Noninterest Expense

Noninterest expenses were $36.6 million for the quarter ended December 31, 2018, an increase of $9.2 million, or 33.6%, from the quarter ended September 30, 2018 including merger expenses of $3.8 million as compared to $274,000 in the third quarter. The majority of these costs were related to contract terminations and legal and professional fees.

Additionally, compensation and benefits and occupancy and equipment increased $3.3 million and $922,000, respectively. The increase in compensation and benefits primarily reflects an increase in salary expense of $2.6 million primarily due to the addition of Coastway employees and a $642,000 increase in stock option expense. During the third quarter of 2018 a clerical error in the 2017 stock option award amounts was corrected resulting in a one-time $652,000 expense reversal, the 2018 fourth quarter results reflect the normalized quarterly expense for the plan. The occupancy and equipment expense increase is due to depreciation and real estate taxes on the additional Coastway properties. Other expenses increased $985,000 primarily due to amortization of core deposit intangibles of $618,000.

Total noninterest expenses increased $6.9 million, or 23.2%, from the quarter ended December 31, 2017. Compensation and benefits increased $2.4 million, occupancy and equipment expense increased $902,000 and the 2018 quarter included $3.8 million in merger expense whereas there were none in the quarter ended December 31, 2017, due primarily to the Coastway acquisition. Offsetting the increases was a loan expense decrease of $525,000 consistent with the decrease in loan originations. The $325,000 decrease in marketing expenses primarily reflects timing.

Income Tax Provision

The effective tax rate was 68.0% for the quarter ended December 31, 2018, compared to 12.1% for the quarter ended September 30, 2018 and 49.2% for the quarter ended December 31, 2017. The effective tax rate for the years ended December 31, 2018 and 2017 was 19.8% and 39.1%, respectively. The increase in the effective tax rate from the previous quarter primarily resulted from nondeductible merger expenses.  Additionally, in the third quarter,  an $826,000 tax refund for the tax year 2014 was recognized. In 2017 the Company filed amended returns that reflected a change in tax basis of certain assets. The effective tax rates for 2018 periods also have been impacted by the enactment of the Tax Cuts and Jobs Act of 2017 which resulted in significant changes to the U.S. tax code, including a reduction in the top corporate income tax rate from 35% to 21% effective January 1, 2018.

Asset Quality

The Company recorded a provision for loan losses of $1.5 million for the quarter ended December 31, 2018, compared to $632,000 for the quarter ended September 30, 2018 and $760,000 for the quarter ended December 31, 2017. The increase in the provision for the quarter ended December 31, 2018 is primarily due to commercial and construction loan growth. Also contributing to the increase in the provision was $18.1 million in loans that were downgraded to a watch risk rating and resulted in an increase in the allocated reserves of $439,000.

Net charge-offs totaled $287,000 for the quarter ended December 31, 2018, or 0.04%, of average loans outstanding on an annualized basis, compared to $436,000, or 0.08% of average loans outstanding on an annualized basis, for the quarter ended September 30, 2018 and $204,000, or 0.04% of average loans outstanding on an annualized basis, for the quarter ended December 31, 2017. Generally increases in loan loss provisions each quarter were due to growth in the commercial loan portfolio. Changes in the provision for loan losses are based on management’s assessment of loan portfolio growth and composition changes, historical charge-off trends, and ongoing evaluation of credit quality and current economic conditions.

The allowance for loan losses was $20.7 million, or 0.69%, of total loans at December 31, 2018, compared to $19.4 million, or 0.87%, of total loans at September 30, 2018 and $18.5 million, or 0.84%, of total loans at December 31, 2017. In accordance with generally accepted accounting principles for acquisition accounting, the loans acquired through the acquisition of Coastway were recorded at fair value; accordingly, there was no allowance for loan losses associated with the acquired loans.

Total nonperforming assets were $18.5 million at December 31, 2018 compared to $17.4 million at September 30, 2018 and $18.6 million at December 31, 2017. Nonperforming assets as a percentage of total assets were 0.51% at December 31, 2018, 0.61% at September 30, 2018 and 0.69% at December 31, 2017. The Company continues to minimize nonperforming assets through diligent collection efforts, prudent workout arrangements and strong underwriting.

Balance Sheet

Total assets increased $800.3 million, or 28.1%, to $3.65 billion at December 31, 2018 from $2.85 billion at September 30, 2018. On October 5, 2018, the Company completed the acquisition of Coastway, resulting in the addition of nine branch locations in Rhode Island. The transaction included the acquisition of $703.9 million in loans and the assumption of $476.5 million in deposits and $276.8 million in FHLB borrowings, each at fair value. The recording of the transaction resulted in $56.4 million in goodwill and $9.0 million in core deposit intangibles.

Net loans increased $760.5 million, or 34.5%, to $2.96 billion at December 31, 2018 from $2.20 billion at September 30, 2018. The net increase in loans for the three months ended December 31, 2018 was primarily due to the $703.9 million in loans at fair value acquired from Coastway. Gross loans excluding the Coastway loans increased $58.2 million from September 30, 2018, reflecting increases in commercial real estate of $31.5 million, construction loans of $37.7 million and commercial loans of $6.8 million offset by decreases in residential real estate loans of $9.7 million and consumer loans of $8.2 million.   Loans held for sale decreased $113.2 million, or 72.9%, to $42.1 million at December 31, 2018 from $155.3 million at September 30, 2018 due to the settlement of a $105.4 million residential real estate loan portfolio sale. Management proactively assesses the balance sheet mix to enhance margins. The decrease in consumer loans partially reflects the reallocation of funds into commercial lending.

Total deposits increased $499.4 million, or 22.9%, to $2.69 billion at December 31, 2018 from $2.19 billion at September 30, 2018 and primarily reflects the fair value of deposits acquired from Coastway of $476.5 million.  Compared to the prior quarter, excluding the Coastway acquired balances, non-certificate accounts increased $50.8 million, brokered deposits increased $10.7 million and term certificate accounts decreased $38.6 million. The decrease in term certificates includes net maturities of $28.6 million in Coastway acquired term certificates. FHLB borrowings were $519.9 million at December 31, 2018 and $231.2 million at September 30, 2018. We acquired $276.8 million from Coastway. Subordinated debt was $33.8 million at December 31, 2018 and September 30, 2018.

Total stockholders’ equity was $357.6 million at December 31, 2018 compared to $353.3 million at September 30, 2018 and $343.5 million at December 31, 2017.  The tangible common equity to tangible assets ratio was 7.81% at December 31, 2018, 11.96% at September 30, 2018 and 12.35% at December 31, 2017.  At December 31, 2018, the Company and the Bank exceed all regulatory capital requirements.

About HarborOne Bancorp, Inc.

HarborOne Bancorp, Inc. is the holding company for HarborOne Bank, the largest co-operative bank in New England. HarborOne Bank serves the financial needs of consumers, businesses, and municipalities throughout Eastern Massachusetts and Rhode Island through a network of 23 full-service branches, two limited service branches, two commercial loan offices in Boston, Massachusetts and Providence, Rhode Island, and 16 free-standing ATMs. The Bank also provides a range of educational services through “HarborOne U,” with classes on small business, financial literacy and personal enrichment at two campuses located adjacent to our Brockton and Mansfield locations. HarborOne Mortgage, LLC, a subsidiary of HarborOne Bank, is a full-service mortgage lender with 40 offices in Massachusetts, Rhode Island, New Hampshire, Maine, and New Jersey and also does business in five additional states.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, the Company’s ability to achieve the synergies and value creation contemplated by the Coastway acquisition; adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in the value of securities in the Company’s investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in the

Annual Report on Form 10‑K and Quarterly Reports on Form 10‑Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, HarborOne Bancorp, Inc.’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

Use of Non-GAAP Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures.  The Company’s management believes that the supplemental non-GAAP information, which consists of net income and earnings per share before merger expenses, the tax equivalent basis for yields, the efficiency ratio, tangible common equity to tangible assets ratio and tangible book value per share is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors.  These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.  Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

HarborOne Bancorp, Inc.

Consolidated Balance Sheet Trend

(Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2018	2018	2018	2018	2017

Assets

Cash and due from banks	$27,686	$18,478	$20,232	$15,205	$16,348
Short-term investments	77,835	76,619	112,264	92,105	64,443
Total cash and cash equivalents	105,521	95,097	132,496	107,310	80,791

Securities available for sale, at fair value	209,293	191,847	185,702	182,173	170,853
Securities held to maturity, at amortized cost	44,688	47,371	48,251	46,095	46,869
Federal Home Loan Bank stock, at cost	24,969	13,263	15,310	13,538	15,532
Loans held for sale, at fair value	42,107	155,268	71,017	34,129	59,460
Loans:
Residential real estate	1,100,797	652,909	756,007	762,361	766,917
Commercial real estate	934,420	788,561	726,276	687,121	655,419
Construction	176,319	138,642	163,240	144,949	128,643
Total mortgage loans on real estate	2,211,536	1,580,112	1,645,523	1,594,431	1,550,979
Commercial	277,271	139,616	132,293	111,013	109,523
Consumer	491,445	498,417	516,897	521,634	527,820
Loans	2,980,252	2,218,145	2,294,713	2,227,078	2,188,322
Less: Allowance for loan losses	(20,655)	(19,440)	(19,244)	(18,863)	(18,489)
Net deferred loan costs	5,255	5,677	5,982	6,075	6,645
Net loans	2,964,852	2,204,382	2,281,451	2,214,290	2,176,478
Mortgage servicing rights, at fair value	22,217	23,748	22,832	22,696	21,092
Goodwill	70,088	13,660	13,629	13,565	13,365
Intangible assets	8,379	66	88	110	132
Other assets	161,007	108,098	108,938	101,671	100,348
Total assets	$3,653,121	$2,852,800	$2,879,714	$2,735,577	$2,684,920

Liabilities and Stockholders' Equity

Deposits:
NOW and demand deposit accounts	$556,517	$432,628	$429,397	$419,776	$395,153
Regular savings and club accounts	482,088	327,030	403,732	378,818	356,300
Money market deposit accounts	758,933	674,657	681,524	701,360	721,021
Brokered deposits	77,508	66,831	79,396	70,176	73,490
Term certificate accounts	810,015	684,495	608,453	557,082	467,774
Total deposits	2,685,061	2,185,641	2,202,502	2,127,212	2,013,738
Short-term borrowed funds	290,000	25,000	70,000	—	44,000
Long-term borrowed funds	229,936	206,187	217,438	226,364	246,365
Subordinated debt	33,799	33,855	—	—	—
Other liabilities and accrued expenses	56,751	48,772	41,198	37,144	37,333
Total liabilities	3,295,547	2,499,455	2,531,138	2,390,720	2,341,436

Common stock	327	327	327	327	327
Additional paid-in capital	152,156	150,732	150,063	148,559	147,060
Unearned compensation - ESOP	(10,091)	(10,239)	(10,388)	(10,536)	(10,685)
Retained earnings	219,088	218,977	213,049	209,946	207,590
Treasury stock	(1,548)	(1,548)	(742)	(742)	(280)
Accumulated other comprehensive loss	(2,358)	(4,904)	(3,733)	(2,697)	(528)
Total stockholders' equity	357,574	353,345	348,576	344,857	343,484

Total liabilities and stockholders' equity	$3,653,121	$2,852,800	$2,879,714	$2,735,577	$2,684,920

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income - Trend

(Unaudited)

	Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands, except per share amounts)	2018	2018	2018	2018	2017

Interest and dividend income:
Interest and fees on loans	$33,947	$25,115	$23,866	$22,504	$21,349
Interest on loans held for sale	648	625	521	411	777
Interest on securities	1,788	1,629	1,567	1,496	1,389
Other interest and dividend income	540	480	297	274	294
Total interest and dividend income	36,923	27,849	26,251	24,685	23,809

Interest expense:
Interest on deposits	7,181	5,409	4,450	3,523	3,151
Interest on FHLB borrowings	2,400	1,130	906	1,038	1,226
Interest on subordinated debentures	552	189	—	—	—
Total interest expense	10,133	6,728	5,356	4,561	4,377

Net interest and dividend income	26,790	21,121	20,895	20,124	19,432

Provision for loan losses	1,502	632	886	808	760

Net interest income, after provision for loan losses	25,288	20,489	20,009	19,316	18,672

Noninterest income:
Mortgage banking income:
Changes in mortgage servicing rights fair value	(1,734)	(378)	(306)	1,022	(74)
Other	7,730	9,249	8,765	6,261	9,134
Total mortgage banking income	5,996	8,871	8,459	7,283	9,060

Deposit account fees	4,007	3,302	3,224	2,967	3,223
Income on retirement plan annuities	101	100	119	113	118
Gain on sale and call of securities, net	5	—	—	—	—
Bank-owned life insurance income	1,003	243	243	239	246
Other income	540	1,124	512	747	1,507
Total noninterest income	11,652	13,640	12,557	11,349	14,154

Noninterest expenses:
Compensation and benefits	20,062	16,809	17,345	16,352	17,655
Occupancy and equipment	3,949	3,027	2,961	3,275	3,047
Data processing	1,965	1,702	1,569	1,553	1,560
Loan expense	1,227	1,503	1,390	1,262	1,752
Marketing	611	639	1,084	999	936
Professional fees	1,237	712	915	968	1,097
Deposit insurance	572	540	491	494	412
Merger expenses	3,808	274	524	486	—
Other expenses	3,162	2,177	2,239	2,210	3,234
Total noninterest expenses	36,593	27,383	28,518	27,599	29,693

Income before income taxes	347	6,746	4,048	3,066	3,133

Income tax provision	236	818	945	814	1,540

Net income	$111	$5,928	$3,103	$2,252	$1,593

Earnings per common share:
Basic	$—	$0.19	$0.10	$0.07	$0.05
Diluted	$—	$0.19	$0.10	$0.07	$0.05
Weighted average shares outstanding:
Basic	31,571,467	31,575,210	31,578,961	31,569,811	31,582,069
Diluted	31,571,467	31,575,811	31,578,961	31,569,811	31,582,069

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income

(Unaudited)

	For the Years Ended December 31,
(Dollars in thousands, except per share amounts)	2018	2017	$ Change	% Change

Interest and dividend income:
Interest and fees on loans	$105,432	$81,114	$24,318	30.0%
Interest on loans held for sale	2,205	2,739	(534)	(19.5)
Interest on securities	6,480	5,271	1,209	22.9
Other interest and dividend income	1,591	1,160	431	37.2
Total interest and dividend income	115,708	90,284	25,424	28.2

Interest expense:
Interest on deposits	20,563	10,962	9,601	87.6
Interest on FHLB borrowings	5,474	4,974	500	10.1
Interest on subordinated debentures	741	—	741	100.0
Total interest expense	26,778	15,936	10,842	68.0

Net interest and dividend income	88,930	74,348	14,582	19.6

Provision for loan losses	3,828	2,416	1,412	58.4

Net interest income, after provision for loan losses	85,102	71,932	13,170	18.3

Noninterest income:
Mortgage banking income:
Changes in mortgage servicing rights fair value	(1,396)	(2,056)	660	32.1
Other	32,005	39,251	(7,246)	(18.5)
Total mortgage banking income	30,609	37,195	(6,586)	(17.7)

Deposit account fees	13,500	12,311	1,189	9.7
Income on retirement plan annuities	433	455	(22)	(4.8)
Gain on sale of consumer loans	—	78	(78)	(100.0)
Gain on sale and call of securities, net	5	—	5	100.0
Bank-owned life insurance income	1,728	1,024	704	68.8
Other income	2,923	3,471	(548)	(15.8)
Total noninterest income	49,198	54,534	(5,336)	(9.8)

Noninterest expenses:
Compensation and benefits	70,568	66,223	4,345	6.6
Occupancy and equipment	13,212	11,715	1,497	12.8
Data processing	6,789	6,157	632	10.3
Loan expense	5,382	6,881	(1,499)	(21.8)
Marketing	3,333	3,595	(262)	(7.3)
Professional fees	3,832	4,233	(401)	(9.5)
Deposit insurance	2,097	1,717	380	22.1
Merger expenses	5,092	—	5,092	100.0
Other expenses	9,788	8,893	895	10.1
Total noninterest expenses	120,093	109,414	10,679	9.8

Income before income taxes	14,207	17,052	(2,845)	(16.7)

Income tax provision	2,813	6,673	(3,860)	(57.8)

Net income	$11,394	$10,379	$1,015	9.8%

Earnings per common share:
Basic	$0.36	$0.33
Diluted	$0.36	$0.33
Weighted average shares outstanding:
Basic	31,574,356	31,228,317
Diluted	31,574,356	31,228,317

HarborOne Bancorp, Inc.

Average Balances / Yields

(Unaudited)

	Quarters Ended
	December 31, 2018			September 30, 2018			December 31, 2017
	Average			Average			Average
	Outstanding		Yield/	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost (6)	Balance	Interest	Cost (6)	Balance	Interest	Cost (6)
	(Dollars in thousands)
Interest-earning assets:
Loans (1)	$2,964,531	$34,595	4.63%	$2,375,892	$25,740	4.30%	$2,230,303	$22,126	3.94%
Investment securities (2)	253,631	1,832	2.87	239,443	1,674	2.77	214,127	1,465	2.71
Other interest-earning assets	49,932	540	4.29	74,390	480	2.56	73,014	294	1.60
Total interest-earning assets	3,268,094	36,967	4.49	2,689,725	27,894	4.11	2,517,444	23,885	3.76
Noninterest-earning assets	252,652			133,113			127,374
Total assets	$3,520,746			$2,822,838			$2,644,818
Interest-bearing liabilities:
Savings accounts	$484,153	319	0.26	$338,109	149	0.17	$353,350	159	0.18
NOW accounts	139,517	24	0.07	126,978	21	0.06	126,661	20	0.06
Money market accounts	725,604	2,233	1.22	678,721	1,650	0.96	716,862	1,287	0.71
Certificates of deposit	820,109	4,265	2.06	670,029	3,283	1.94	464,139	1,444	1.23
Brokered deposits	63,258	340	2.13	65,998	306	1.84	74,783	241	1.28
Total interest-bearing deposits	2,232,641	7,181	1.28	1,879,835	5,409	1.14	1,735,795	3,151	0.72
FHLB advances	438,023	2,400	2.17	256,391	1,130	1.75	280,092	1,226	1.74
Subordinated debentures	33,668	552	6.51	11,788	189	6.36	—	—	—
Total borrowings	471,691	2,952	2.48	268,179	1,319	1.95	280,092	1,226	1.74
Total interest-bearing liabilities	2,704,332	10,133	1.49	2,148,014	6,728	1.24	2,015,887	4,377	0.86
Noninterest-bearing liabilities:
Noninterest-bearing deposits	408,074			285,025			256,522
Other noninterest-bearing liabilities	54,493			39,445			31,459
Total liabilities	3,166,899			2,472,484			2,303,868
Total equity	353,847			350,354			340,950
Total liabilities and equity	$3,520,746			$2,822,838			$2,644,818
Tax equivalent net interest income		26,834			21,166			19,508
Tax equivalent interest rate spread (3)			3.00%			2.87%			2.90%
Less: tax equivalent adjustment		44			45			76
Net interest income as reported		$26,790			$21,121			$19,432
Net interest-earning assets (4)	$563,762			$541,711			$501,557
Net interest margin (5)			3.25%			3.12%			3.06%
Tax equivalent effect			0.01			—			0.01
Net interest margin on a fully tax equivalent basis			3.26%			3.12%			3.07%
Average interest-earning assets to average interest-bearing liabilities	120.85%			125.22%			124.88%

Supplemental information:
Total deposits, including demand deposits	$2,640,715	$7,181		$2,164,860	$5,409		$1,992,317	$3,151
Cost of total deposits			1.08%			0.99%			0.63%
Total funding liabilities, including demand deposits	$3,112,406	$10,133		$2,433,039	$6,728		$2,272,409	$4,377
Cost of total funding liabilities			1.29%			1.10%			0.76%

(1) Includes loans held for sale, nonaccruing loan balances and interest received on such loans.

(2) Includes securities available for sale and securities held to maturity.  Interest income from tax exempt securities is computed on a taxable equivalent basis using a tax rate of 21% for the periods ended December 31, 2018 and September 30, 2018 and 35% for the period ended December 31, 2017.  The yield on investments before tax equivalent adjustments for the quarters presented were 2.80%, 2.70%, and 2.57%, respectively.

(3) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(5) Net interest margin represents net interest income divided by average total interest-earning assets.
(6) Annualized

HarborOne Bancorp, Inc.

Average Balances / Yields

(Unaudited)

	Year to Date
	December 31, 2018			December 31, 2017
	Average			Average
	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
	(Dollars in thousands)
Interest-earning assets:
Loans (1)	$2,474,644	$107,637	4.35%	$2,165,806	$83,853	3.87%
Investment securities (2)	238,580	6,660	2.79	207,071	5,574	2.69
Other interest-earning assets	50,912	1,591	3.12	81,082	1,160	1.43
Total interest-earning assets	2,764,136	115,888	4.19	2,453,959	90,587	3.69
Noninterest-earning assets	160,762			127,548
Total assets	$2,924,898			$2,581,507
Interest-bearing liabilities:
Savings accounts	$375,436	755	0.20	$357,777	644	0.18
NOW accounts	130,143	86	0.07	126,093	79	0.06
Money market accounts	704,876	6,762	0.96	662,482	3,843	0.58
Certificates of deposit	645,901	11,800	1.83	466,535	5,545	1.19
Brokered deposits	68,719	1,160	1.69	75,050	851	1.13
Total interest-bearing deposits	1,925,075	20,563	1.07	1,687,937	10,962	0.65
FHLB advances	291,782	5,474	1.88	278,663	4,974	1.78
Subordinated debentures	11,457	741	6.47	—	—	—
Total borrowings	303,239	6,215	2.05	278,663	4,974	1.78
Total interest-bearing liabilities	2,228,314	26,778	1.20	1,966,600	15,936	0.81
Noninterest-bearing liabilities:
Noninterest-bearing deposits	308,441			249,035
Other noninterest-bearing liabilities	39,802			30,179
Total liabilities	2,576,557			2,245,814
Total equity	348,341			335,693
Total liabilities and equity	$2,924,898			$2,581,507
Tax equivalent net interest income		89,110			74,651
Tax equivalent interest rate spread (3)			2.99%			2.88%
Less: tax equivalent adjustment		180			303
Net interest income as reported		$88,930			$74,348
Net interest-earning assets (4)	$535,822			$487,359
Net interest margin (5)			3.22%			3.03%
Tax equivalent effect			—			0.01
Net interest margin on a fully tax equivalent basis			3.22%			3.04%
Average interest-earning assets to average interest-bearing liabilities	124.05%			124.78%

Supplemental information:
Total deposits, including demand deposits	$2,233,516	$20,563		$1,936,972	$10,962
Cost of total deposits			0.92%			0.57%
Total funding liabilities, including demand deposits	$2,536,755	$26,778		$2,215,635	$15,936
Cost of total funding liabilities			1.06%			0.72%

(1) Includes loans held for sale, nonaccruing loan balances and interest received on such loans.

(2) Includes securities available for sale and securities held to maturity.  Interest income from tax exempt securities is computed on a tax equivalent basis using a tax rate of 21% for 2018 and 35% for 2017.  The yield on investments before tax equivalent adjustments was 2.72% and 2.55% for the years ended December 31, 2018 and 2017, respectively.

(3) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest bearing liabilities.
(4) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(5) Net interest margin represents net interest income divided by average total interest-earning assets.

HarborOne Bancorp, Inc.

Average Balances and Yield Trend

(Unaudited)

	Average Balances - Trend - Quarters Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
	(In thousands)
Interest-earning assets:
Loans (1)	$2,964,531	$2,375,892	$2,303,245	$2,248,119	$2,230,303
Investment securities (2)	253,631	239,443	233,587	227,362	214,127
Other interest-earning assets	49,932	74,390	41,584	37,346	73,014
Total interest-earning assets	3,268,094	2,689,725	2,578,416	2,512,827	2,517,444
Noninterest-earning assets	252,652	133,113	130,551	125,640	127,374
Total assets	$3,520,746	$2,822,838	$2,708,967	$2,638,467	$2,644,818
Interest-bearing liabilities:
Savings accounts	$484,153	$338,109	$346,201	$332,414	$353,350
NOW accounts	139,517	126,978	128,360	125,602	126,661
Money market accounts	725,604	678,721	698,591	716,380	716,862
Certificates of deposit	820,109	670,029	592,811	496,839	464,139
Brokered deposits	63,258	65,998	66,892	78,930	74,783
Total interest-bearing deposits	2,232,641	1,879,835	1,832,855	1,750,165	1,735,795
FHLB advances	438,023	256,391	217,712	253,359	280,092
Subordinated debentures	33,668	11,788	—	—	—
Total borrowings	471,691	268,179	217,712	253,359	280,092
Total interest-bearing liabilities	2,704,332	2,148,014	2,050,567	2,003,524	2,015,887
Noninterest-bearing liabilities:
Noninterest-bearing deposits	408,074	285,025	278,846	260,455	256,522
Other noninterest-bearing liabilities	54,493	39,445	33,561	31,457	31,459
Total liabilities	3,166,899	2,472,484	2,362,974	2,295,436	2,303,868
Total equity	353,847	350,354	345,993	343,031	340,950
Total liabilities and equity	$3,520,746	$2,822,838	$2,708,967	$2,638,467	$2,644,818

	Annualized Yield Trend - Quarters Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Interest-earning assets:
Loans (1)	4.63%	4.30%	4.25%	4.13%	3.94%
Investment securities (2)	2.87%	2.77%	2.77%	2.75%	2.71%
Other interest-earning assets	4.29%	2.56%	2.87%	2.97%	1.60%
Total interest-earning assets	4.49%	4.11%	4.09%	3.99%	3.76%

Interest-bearing liabilities:
Savings accounts	0.26%	0.17%	0.17%	0.17%	0.18%
NOW accounts	0.07%	0.06%	0.06%	0.06%	0.06%
Money market accounts	1.22%	0.96%	0.86%	0.78%	0.71%
Certificates of deposit	2.06%	1.94%	1.71%	1.40%	1.23%
Brokered deposits	2.13%	1.84%	1.50%	1.36%	1.28%
Total interest-bearing deposits	1.28%	1.14%	0.97%	0.82%	0.72%
FHLB advances	2.17%	1.75%	1.67%	1.66%	1.74%
Subordinated debentures	6.51%	6.36%	—%	—%	—%
Total borrowings	2.48%	1.95%	1.67%	1.66%	1.74%
Total interest-bearing liabilities	1.49%	1.24%	1.05%	0.92%	0.86%

(1) Includes loans held for sale, nonaccruing loan balances and interest received on such loans.
(2) Includes securities available for sale and securities held to maturity.

HarborOne Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Performance Ratios (annualized):	2018	2018	2018	2018	2017

Return on average assets (ROAA)	0.01%	0.84%	0.46%	0.34%	0.24%

Return on average equity (ROAE)	0.13%	6.77%	3.59%	2.63%	1.87%

Efficiency ratio (1)	93.52%	78.71%	85.19%	87.62%	88.34%

(1) This non-GAAP measure represents noninterest expense divided by the sum of net interest income and noninterest income

	At or for the Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Asset Quality	2018	2018	2018	2018	2017
(Dollars in thousands)

Total nonperforming assets	$18,460	$17,407	$17,397	$17,171	$18,617

Nonperforming assets to total assets	0.51%	0.61%	0.60%	0.63%	0.69%

Allowance for loan losses to total loans	0.69%	0.87%	0.84%	0.84%	0.84%

Net charge offs	$287	$436	$505	$434	$204

Annualized net charge offs/average loans	0.04%	0.08%	0.09%	0.08%	0.04%

Allowance for loan losses to nonperforming loans	116.62%	116.16%	117.57%	115.51%	103.55%

HarborOne Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
Capital and Share Related	2018	2018	2018	2018	2017
(Dollars in thousands, except per share data)

Common stock outstanding	32,585,519	32,585,519	32,622,695	32,622,695	32,647,395

Book value per share	$10.97	$10.84	$10.69	$10.57	$10.52

Tangible common equity
Total stockholders' equity	$357,574	$353,345	$348,576	$344,857	$343,484
Less: Goodwill	70,088	13,726	13,717	13,675	13,497
Less: Core deposit intangible	8,379	—	—	—	—
Tangible common equity	$279,107	$339,619	$334,859	$331,182	$329,987

Tangible book value per share (1)	$8.57	$10.42	$10.26	$10.15	$10.11

Tangible assets
Total assets	$3,653,121	$2,852,800	$2,879,714	$2,735,577	$2,684,920
Less: Goodwill	70,088	13,726	13,717	13,675	13,497
Less: Core deposit intangible	8,379	—	—	—	—
Tangible assets	$3,574,654	$2,839,074	$2,865,997	$2,721,902	$2,671,423

Tangible common equity / tangible assets (2)	7.81%	11.96%	11.68%	12.17%	12.35%

(1) This non-GAAP ratio is total stockholders' equity less goodwill and other intangible assets divided by common stock outstanding.
(2) This non-GAAP ratio is total stockholders' equity less goodwill and other intangible assets to total assets less goodwill and other intangible assets.